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                                                                   EXHIBIT 10.16

                      FOURTH AMENDMENT TO RIGHTS AGREEMENT


                  This Amendment, dated as of March 31, 1998 (the "Amendment"), between Medusa Corporation, an Ohio corporation (the "Company"), and First Chicago Trust Company of New York (successor to Society National Bank, successor to National City Bank), as rights agent (the "Rights Agent").

                  WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of October 13, 1988 and as amended as of August 20, 1990, February 3, 1995 and May 22, 1997 (as so amended, the "Agreement"); and

                  WHEREAS, pursuant to Section 27 of the Agreement, the Company and the Rights Agent desire to amend the Agreement as set forth below.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  Section 1.        Amendments to Section 1.

                  (a) The definitions of "Beneficial Owner" and "beneficially own" are amended by adding the following at the end thereof:

         "Notwithstanding anything contained in this Agreement to the contrary, neither Parent, Sub, nor any of their Affiliates or Associates shall be deemed to be the Beneficial Owner of, nor to beneficially own, any of the Common Shares of the Company solely by virtue of the approval, execution or delivery of the Merger Agreement or the consummation of the transactions contemplated thereby."

                  (b) The following definitions are added to Section 1 of the
         Agreement:

         ""Sub" shall mean Bedrock Merger Corp., an Ohio corporation."

         ""Parent" shall mean Southdown, Inc., a Louisiana corporation."

         ""Merger" shall mean the merger of Sub with and into the Company in accordance with the General Corporation Law of the State of Ohio upon the terms and subject to the conditions set forth in the Merger Agreement."

         ""Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of March 17, 1998, by and among Parent, Sub and the Company, as the same shall be amended from time to time in accordance with the Merger Agreement."



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                  Section 2.        Expiration Date.

                  Section 7(a) of the Agreement is hereby amended by adding to the end thereof the following:

         ""Notwithstanding the foregoing, the Rights may not be exercised at or after the Effective Time (as defined in the Merger Agreement)."

                  Section 3. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                  Section 13 of the Agreement is hereby amended by adding to the end thereof the following:

         "Notwithstanding anything contained in this Section 13 to the contrary, the approval, execution, and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby shall be excluded and exempt from the operation of and will not trigger the provisions of this Section 13."

                  Section 4.        New Section 34.

                  The following is added as a new Section 34 to the Agreement:

                  "Section 34.      The Merger, etc.

         Notwithstanding anything contained in this Agreement to the contrary, the approval, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby shall not cause
         (i) Parent or Sub or any of their Affiliates or Associates to be an Acquiring Person, (ii) a Shares Acquisition Date to occur or (iii) a Distribution Date to occur, which Distribution Date, if any, shall instead be indefinitely deferred until such time as the Board of Directors may otherwise determine."

                  Section 5. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  Section 6. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

                  Section 7. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  Section 8. Effect of Amendment. Except as expressly modified herein the Agreement shall remain in full force and effect.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed all as of the day and year first above written.

                                       MEDUSA CORPORATION



                                       By  /s/Robert D. Vilsack
                                           -------------------------------
                                           Name:  Robert D. Vilsack
                                           Title: Vice President


                                       FIRST CHICAGO TRUST COMPANY
                                       OF NEW YORK



                                       By: /s/Joanne Gorostiola
                                           -------------------------------
                                           Name:  Joanne Gorostiola
                                           Title: Assistant Vice President